Exhibit 4.2
Execution Version
ALLIANT ENERGY CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 26, 2025 to Indenture dated as of September 26, 2025
5.750% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

Table of Contents
ARTICLE I DEFINITIONS    1
SECTION 1.1 Generally    1
SECTION 1.2 Definition of Certain Terms    1
ARTICLE II GENERAL TERMS OF THE NOTES    4
SECTION 2.1 Form    4
SECTION 2.2 Title, Amount and Payment of Principal and Interest    5
SECTION 2.3 Deferral of Interest    6
SECTION 2.4 Interest Payments and Redemption    10
SECTION 2.5 Calculation Agent    10
SECTION 2.6 Transfer and Exchange    10
SECTION 2.7 Agreement by Holders to Tax Treatment.    11
ARTICLE III REDEMPTION    11
SECTION 3.1 Optional Redemption of Notes    11
SECTION 3.2 Redemption Following a Tax Event    11
SECTION 3.3 Redemption Following a Rating Agency Event    11
SECTION 3.4 Calculation of Redemption Price    11
ARTICLE IV EVENTS OF DEFAULT; ACCELERATION    12
SECTION 4.1 Events of Default    12
SECTION 4.2 Acceleration    12
ARTICLE V MISCELLANEOUS PROVISIONS    13
SECTION 5.1 Ratification of Base Indenture    13
SECTION 5.2 Trustee Not Responsible for Recitals    13
SECTION 5.3 Table of Contents, Headings, etc.    13
SECTION 5.4 Counterpart Originals    13
SECTION 5.5 Governing Law    14
EXHIBIT
Exhibit A: Form of 5.750% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056
i

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 26, 2025 (the “First Supplemental Indenture”), is between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of September 26, 2025 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the “Securities”);
WHEREAS, the Company has duly authorized and desires to cause to be established pursuant to the Base Indenture and this First Supplemental Indenture a series of Securities designated as follows: the “5.750% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056” (the “Notes”);
WHEREAS, Sections 2.01, 3.01 and 9.01 of the Base Indenture permit the execution of indentures supplemental thereto to establish the form and terms of Securities of any series;
WHEREAS, the Company has requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes; and
WHEREAS, all things necessary have been done to make the Notes, when executed and delivered by the Company and authenticated and delivered by the Trustee hereunder and under the Base Indenture and duly issued by the Company, and when the Notes are duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company enforceable in accordance with its terms.
NOW, THEREFORE, the Company and the Trustee hereby agree that the following provisions shall supplement and amend the Base Indenture, but solely with respect to the Notes:
ARTICLE I

DEFINITIONS
SECTION 1.1 Generally.
(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.
(b) The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.
SECTION 1.2 Definition of Certain Terms.
For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“Calculation Agent” has the meaning given to such term in Section 2.5(a) hereof.
“compound interest” has the meaning given to such term in Section 2.3(a) hereof.
“First Reset Date” means April 1, 2031.
“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date (or, if fewer than five Business Days appear, such number of Business Days appearing) as published under the heading “Treasury Constant Maturities” in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date (or, if fewer than five Business Days appear, such number of Business Days appearing) as published under the heading “Treasury Constant Maturities” in the most recent H.15.
If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-year U.S. Treasury Rate, will determine the Five-year U.S. Treasury Rate in its sole discretion, provided that, if the Calculation Agent determines there is an industry-accepted successor Five-year U.S. Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of “Business Day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
“H.15” means the statistical release designated as such, or any successor publication as determined by the calculation agent in its sole discretion, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).
“Interest Payment Period” means the semi-annual period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be the period from and including the Original Issue Date to but excluding April 1, 2026.

“most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.
“Optional Deferral Period” has the meaning given to such term in Section 2.3(a) hereof.
“Original Issue Date” means September 26, 2025.
“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Company (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on September 23, 2025, in the case of any rating agency that published a rating for the Company as of September 23, 2025, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Company, in the case of any rating agency that first publishes a rating for the Company after September 23, 2025 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such rating agency had the current methodology not been changed.
“Regular Record Date” has the meaning given to such term in Section 2.3 hereof.
“Reset Date” means the First Reset Date and April 1 of every fifth year after 2031.
“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.
“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.
“Senior Debt” means, with respect to the Notes, whether outstanding at the date of this First Supplemental Indenture or incurred, created or assumed after such date and including all principal, premium, interest, penalties, fees and any other payment in respect of, (i) indebtedness of the Company, in respect of money borrowed, including all obligations under debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by the Company; (ii) all finance, operating and synthetic lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale or purchase obligations of the Company and all obligations of the Company under any title retention agreement, excluding, for the avoidance of doubt, trade accounts payable and accrued liabilities arising in the ordinary course of business; (iv) all obligations of the Company for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility, surety bond, or similar credit transactions; (v) all other indebtedness or obligations in respect of derivative products of the Company, including interest rate, foreign exchange rate and commodity prices, forward contracts, options, swaps, collars and similar arrangements; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor (including, for the avoidance of doubt, indebtedness of Alliant Energy Finance, LLC guaranteed by the Company) or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (vi) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the Notes.
“Tax Event” means that the Company has received an opinion of counsel experienced in such matters to the effect that, as a result of:
(a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under such laws or treaties;
(b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation);
(c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which such amendment, clarification or change is introduced or made known; or
(d) a threatened challenge asserted in writing in connection with an audit of the Company or any of the Company’s subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes;
which amendment, clarification or change is effective or which the administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after September 23, 2025, there is more than an insubstantial risk that interest payable by the Company on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for U.S. federal income tax purposes.
ARTICLE II

GENERAL TERMS OF THE NOTES
SECTION 2.1 Form.
The Notes and the Trustee’s certificates of authentication shall be substantially in the form of Exhibit A to this First Supplemental Indenture (“Form of Note”), which is hereby incorporated into this First Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued upon original issuance in book-entry form and represented by one or more Global Securities (the “Global Notes”). Each Global Note shall represent such Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
Each Global Note shall bear the legends set forth on the face of the Form of Note.
The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.
SECTION 2.2 Title, Amount and Payment of Principal and Interest.
(a) The Notes shall be entitled the “5.750% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056.” The Trustee shall authenticate and deliver (i) the Notes for original issue on the date hereof (the “Original Notes”) in the aggregate principal amount of $725,000,000, and (ii) additional Notes for original issue (“Additional Notes”) from time to time by a Board Resolution (or action pursuant to a Board Resolution), without notice to or consent of the Holders of the Notes, after the date hereof in such principal amounts as may be specified in a Company Order, in each case of clauses (i) and (ii), upon a Company Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 3.03 of the Base Indenture. Such Company Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be Outstanding at any time may not exceed $725,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph (except for the Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 3.09, 9.06, 11.07 and 13.05 of the Indenture and except for any Notes which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture). The Original Notes and any Additional Notes issued and authenticated pursuant to clause (ii) of this paragraph shall constitute a single series of Securities for all purposes under the Indenture; provided that, if such Additional Notes are not fungible with the Original Notes for U.S. federal income tax purposes, such additional Notes will be issued under a separate CUSIP number. Any such Additional Notes shall have the same form and terms as the Original Notes (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first Interest Payment Date, and except that the provisions of the Original Notes specifying the rate of interest thereon to but excluding the First Reset Date shall not be applicable to any such additional Notes whose date of original issuance is on or after the First Reset Date). As used in this Section 2(a), references to “Notes” shall include any Additional Notes issued pursuant to such a reopening.
(b) The Notes shall bear interest (i) from and including the Original Issue Date to, but excluding, the First Reset Date at the rate of 5.750% per annum and (ii) from and including the First Reset Date, during each Reset Period at an interest rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.077%, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not be reset below 5.750% per annum (which is the same interest rate as in effect from and including the Original Issue Date to, but excluding, the First Reset Date). The Notes shall have a Stated Maturity of April 1, 2056 (the “Maturity Date”). Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from and including the Original Issue Date and will be payable semi-annually in arrears on each April 1 and October 1 (each, an “Interest Payment Date”) of each year, beginning on April 1, 2026, to Holders of record at the close of business on the immediately preceding March 15 and September 15 (each, each “Regular Record Date”), subject to the Company’s right to defer interest pursuant to Section 2.3 hereof.
(c) If any Interest Payment Date, any Redemption Date or the Maturity Date of the Notes is not a Business Day at any Place of Payment, then payment of the principal, premium, if any, and interest will be made on the next Business Day at that Place of Payment, and no interest will accrue on the amount payable for the period from and after the applicable Interest Payment Date, Redemption Date or the Maturity Date, as the case may be.
(d) The Notes of this series are issuable only in fully registered form without coupons, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
(e) The Place of Payment where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the office or agency of the Company maintained for that purpose, initially the office of the Trustee at the address set forth in the definition of "Corporate Trust Office" set forth in the Base Indenture, and any other office or agency maintained by the Company for such purpose. Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes. In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register of the Notes maintained by the Registrar.
(f) The Company initially appoints the Trustee as the Paying Agent and Registrar for the Notes.
(g) The Company is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of Holders.
SECTION 2.3 Deferral of Interest.
(a) So long as no Event of Default with respect to the Notes has occurred and is continuing, the Company may, at its option, defer interest payments of all or part of the current and accrued interest otherwise due on the Notes, from time to time, on one or more occasions, for one or more deferral periods of up to 20 consecutive Interest Payment Periods (each such deferral period, commencing on the Interest Payment Date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may be extended beyond the Maturity Date or end on a date other than the date immediately preceding an Interest Payment Date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. The Company may not pay any part of the current interest due on the Notes unless the Company has paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.
(b) No interest will be due or payable on the Notes during an Optional Deferral Period, except upon a redemption of any Notes on any Redemption Date during such Optional Deferral Period (in which case, all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes to be redeemed to, but excluding, such Redemption Date will be due and payable on such Redemption Date), or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an Event of Default with respect to the Notes (in which case, all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the Notes, shall become due and payable). All references in the Notes and, insofar as relates to the Notes, the Indenture, to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.
(c) Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, the Company may elect, at its option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the Maturity Date. The Company may also elect, at its option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, the Company may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, the Company may not begin a new Optional Deferral Period unless the Company has paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.
(d) During any Optional Deferral Period, the Company shall not do any of the following (subject to the exceptions set forth in clause (e) of this Section 2.3):
(i)    declare or pay any dividends or distributions on any Capital Stock of the Company;
(ii)    redeem, purchase, acquire or make a liquidation payment on any Capital Stock of the Company;
(iii)    pay any principal of, interest or premium, if any, on, or repay, repurchase or redeem, any indebtedness of the Company that ranks equally with or junior to the Notes in right of payment; or
(iv)    make any payments with respect to any guarantee by the Company of any indebtedness if such guarantee ranks equally with or junior to the Notes in right of payment,
(e) However, during an Optional Deferral Period, the Company may:
(i)    declare and pay dividends or distributions payable or made in Capital Stock of the Company (or rights to acquire Capital Stock of the Company), or options, warrants or rights to subscribe for or purchase Capital Stock of the Company;

(ii)    declare and pay any dividend in connection with the implementation of a rights plan providing for the issuance by the Company to all holders of its Capital Stock of rights entitling them to subscribe for or purchase Capital Stock, which rights (1) are deemed to be transferred with such Capital Stock, (2) are not exercisable until the occurrence of a specified event or events, and (3) are also issued in respect of future issuances of the Company’s Capital Stock;
(iii)    issue any shares of Capital Stock of the Company under any rights plan or purchase, redeem, repurchase, or acquire Capital Stock of the Company in connection with any rights distributed pursuant to a rights plan;
(iv)    reclassify the Capital Stock of the Company, or exchange or convert one class or series of the Capital Stock of the Company for another class or series of Capital Stock of the Company, including any payment, repayment, redemption, purchase, acquisition or declaration of dividend described as a result of such reclassification of the Capital Stock of the Company, or the exchange or conversion of all or a portion of one class or series of the Company’s Capital Stock for another class or series of the Company’s Capital Stock;
(v)    purchase fractional interests in shares of Capital Stock of the Company pursuant to the conversion or exchange provisions of the Capital Stock of the Company or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;
(vi)    purchase, acquire, or withhold shares of Capital Stock of the Company related to the issuance of Capital Stock or rights under any stock purchase or dividend reinvestment plan, employment contract, benefit plan or other similar arrangement with or for the benefit of directors, officers, employees, agents, consultants or advisors of the Company, including any employment contract, or the satisfaction of obligations of the Company pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Company to purchase, redeem or acquire its Capital Stock
(vii) repurchase, redeem or acquire Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of Capital Stock of the Company) and make distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;
(viii) redeem, exchange or repurchase any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or declare or pay thereunder a dividend or distribution of or with respect to rights in the future;
(ix)    make payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(x)    pay deferred interest or principal on, or repay, redeem or repurchase, parity securities that, if not made, would cause the Company to breach the terms of the instrument governing such parity securities;
(xi)    make any regularly scheduled dividend or distribution payments declared prior to the date that the Optional Deferral Period commences; or
(xii) for the avoidance of doubt, convert the shares of convertible Capital Stock of the Company, if any, in accordance with the terms of such convertible Capital Stock (together, for the avoidance of doubt, with cash in lieu of any fractional share).
(f) The Company will give the Trustee written notice of its initial election of, or any shortening or extension of, an Optional Deferral Period, at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to any applicable self-regulatory organization or to Holders of the Notes of the next succeeding Interest Payment Date or the record date therefor, which such notice shall contain an instruction for the Trustee to forward such notice to the Holders of the Notes. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the Interest Payment Date immediately following the last day of an Optional Deferral Period will be the Regular Record Date with respect to such Interest Payment Date. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period with the respect to the Notes unless the Company pays such interest payment within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral.

SECTION 2.4 Interest Payments and Redemption.
Notwithstanding any provision of Article III of this First Supplemental Indenture to the contrary, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date for the Notes will be payable on that Interest Payment Date to the registered Holders thereof as of the close of business on the relevant Regular Record Date according to the terms of the Notes and the Indenture, except that, if the Redemption Date for any Notes falls on any day during an Optional Deferral Period, accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on such Notes will be paid on such Redemption Date to the Persons entitled to receive the Redemption Price of such Notes. The Interest Payment Date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.
SECTION 2.5 Calculation Agent.
(a) Unless the Company has validly called all of the Outstanding Notes for redemption on a Redemption Date occurring prior to the First Reset Date, the Company will appoint a calculation agent (the “Calculation Agent”) for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if the Company has called all of the outstanding Notes for redemption on a Redemption Date occurring prior to the First Reset Date but the Company does not redeem all of the Outstanding Notes on such Redemption Date, the Company will appoint a Calculation Agent for the Notes as promptly as practicable after such proposed Redemption Date. The Company may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there shall always be a Calculation Agent in respect of the Notes when so required). The Company may appoint itself or an affiliate of the Company as Calculation Agent.
(b) The applicable interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company of the interest rate for the Reset Period and the Company will promptly notify, or cause the Calculation Agent to promptly notify, the Trustee and each Paying Agent of such interest rate. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period beginning on or after the First Reset Date, will be on file at the Company’s principal offices, will be made available to any Holder or beneficial owner of the Notes upon request and will be final and binding in the absence of manifest error.
(c) The Trustee shall be entitled to conclusively rely on any determination made by the Calculation Agent. The Trustee shall not be obligated at any time to act as the Calculation Agent. The Trustee shall not have any liability for actions taken at the Calculation Agent’s direction or otherwise in connection with respect to any such determination by the Calculation Agent.
SECTION 2.6 Transfer and Exchange.
The transfer and exchange of Notes shall be effected as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Trustee nor the Registrar shall be required (i) to register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
SECTION 2.7 Agreement by Holders to Tax Treatment.
Each Holder (and beneficial owner) of the Notes will, by accepting any Notes (or a beneficial interest therein), be deemed to have agreed that such Holder (or beneficial owner) intends that the Notes constitute indebtedness of the Company, and will treat the Notes as indebtedness of the Company, for U.S. federal, state and local tax purposes.
ARTICLE III

REDEMPTION
SECTION 3.1 Optional Redemption of Notes.
The Company may, at its option, redeem some or all of the Notes, in whole or in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a Redemption Price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus (subject to Section 2.4 of this First Supplemental Indenture) accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.
SECTION 3.2 Redemption Following a Tax Event.
The Company may at its option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event at a Redemption Price in cash equal to 100% of the principal amount of the Notes, plus (subject to Section 2.4 of this First Supplemental Indenture) accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.
SECTION 3.3 Redemption Following a Rating Agency Event.
The Company may at its option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event at a Redemption Price in cash equal to 102% of the principal amount of the Notes, plus (subject to Section 2.4 of this First Supplemental Indenture) accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.
SECTION 3.4 Calculation of Redemption Price.
The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

ARTICLE IV

EVENTS OF DEFAULT; ACCELERATION
SECTION 4.1 Events of Default.
Section 5.01(4) of the Base Indenture is hereby, solely with respect to the Notes and not to any other series of Securities issued under the Base Indenture, amended and restated in its entirety to read as follows:
“(4) default in the performance of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default for a period of 60 days (unless the Company during such period shall have performed such covenant or warranty, or if such covenant or warranty cannot reasonably have been performed during such period, then the Company shall have commenced and be diligently pursuing such performance) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 33% in aggregate principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;”
SECTION 4.2 Acceleration.
The first paragraph of Section 5.02 of the Base Indenture is hereby, solely with respect to the Notes and not to any other series of Securities issued under the Base Indenture, amended and restated in its entirety to read as follows:
“If an Event of Default with respect to Securities of any series (other than an Event of Default specified in Sections 5.01(4)) at the time Outstanding occurs and is continuing, then in every such case, the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Upon payment of said amounts, all obligations of the Company in respect of payment of principal of the Securities of such series shall terminate. Notwithstanding the foregoing, if an Event of Default specified in Section 5.01(4) hereof occurs and is continuing, neither the Trustee nor the Holders of the Outstanding Securities will be entitled to declare the principal amount of such Securities, or accrued or unpaid interest thereon, to be due and payable immediately.”

ARTICLE V

MISCELLANEOUS PROVISIONS
SECTION 5.1 Ratification of Base Indenture.
The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
SECTION 5.2 Trustee Not Responsible for Recitals.
The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.
SECTION 5.3 Table of Contents, Headings, etc..
The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 5.4 Counterpart Originals.
This First Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, email or other electronic format (i.e., “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign or Adobe Sign) or transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto transmitted by facsimile, email or other electronic format (i.e., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign or Adobe Sign) shall be deemed to be their original signatures for all purposes. Notwithstanding anything to the contrary contained herein or in the Securities, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this First Supplemental Indenture, the Securities or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.5 Governing Law.
THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
The Company irrevocably consents and agree, for the benefit of the Holders from time to time of the Notes and the Trustee, Security Registrar and Paying Agent, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for themselves in respect of their respective properties, assets and revenues.
The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.
ALLIANT ENERGY CORPORATION
By: /s/ Benjamin Bilitz
Name: Benjamin Bilitz
Title: Treasurer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By: /s/ Michael C. Jenkins
Name: Michael C. Jenkins
Title: Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A
FORM OF NOTE

[FACE OF SECURITY]
[For inclusion in Global Securities-] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
[For inclusion in Global Securities-] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
ALLIANT ENERGY CORPORATION
5.750% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

No. ___	$____________________
CUSIP No. 018802 AF5 ISIN No. US018802AF54
Alliant Energy Corporation, a corporation duly organized and existing under the laws of the State of Wisconsin (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ____________________ Dollars ($____________________) on April 1, 2056 (the “Maturity Date”), and to pay interest thereon from and including September 26, 2025 (the “Original Issue Date”) or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year (each, an “Interest Payment Date”), commencing April 1, 2026 (subject to the right of the Company to defer the payment of interest, but not beyond the Maturity Date, in accordance with the provisions set forth below), and on the Maturity Date (i) from and including the Original Issue Date to but excluding April 1, 2031 (the “First Reset Date”), at the rate of 5.750% per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.077%, to be reset on each Reset Date, until the principal hereof is paid or made available for payment; provided that the interest rate during any Reset Period will not reset below 5.750% per annum; provided, further, that any principal hereof or (to the extent that the payment of such interest shall be legally enforceable) premium, if any, or interest hereon which is not paid when due shall bear interest at the then-applicable interest rate on the Securities of this series (as reset from time to time in accordance with the terms of the Securities of this series) from the respective dates such amounts are due (without regard to any applicable grace periods) until they are paid or made available for payment. Interest on this Security shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
ALLIANT ENERGY CORPORATION
By:
Name:
Title:
Attest:
By:
Name:
Title:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Officer
Dated:

[REVERSE OF SECURITY]

ALLIANT ENERGY CORPORATION

5.750% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056
This Security is issued in respect of a series of Securities of an initial aggregate principal amount of $725,000,000 designated as the 5.750% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 of the Company (the “Securities”) and is governed by the Indenture dated as of September 26, 2025 (the “Base Indenture”), duly executed and delivered by the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of September 26, 2025 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), each duly executed by the Company and the Trustee. The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.
1. Interest.
The Company promises to pay interest on the principal amount of this Security in accordance with the provisions hereof and of the Indenture. Interest on the Security shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such Holder and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture
So long as no Event of Default with respect to the Securities of this series has occurred and is continuing, the Company may, at its option, defer interest payments on the Securities of this series, from time to time, as set forth in Section 2.3 of the First Supplemental Indenture.
2. Method of Payment.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices of the Trustee in money of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

3. Paying Agent and Security Registrar.
Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar at any time upon notice to the Trustee and the Holders. The Company may act as Paying Agent.
4. Indenture.
This Security is one of a duly authorized issue of Securities of the Company issued and to be issued in one or more series under the Indenture.
All terms used in this Security that are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture. The terms of the Securities of this series include those stated in the Base Indenture, those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Base Indenture, and those terms stated in the First Supplemental Indenture. The Securities of this series are subject to all such terms, and Holders of Securities of this series are referred to the Base Indenture, the First Supplemental Indenture and the Trust Indenture Act for a statement of them. The Securities of this series are general unsecured obligations of the Company and will rank junior and subordinate in right of payment to the prior payment in full of all existing and future Senior Debt, to the extent and in the manner set forth in the Indenture, and are limited to an initial aggregate principal amount of $725,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the First Supplemental Indenture.
5. Optional Redemption of Securities.
(a) The Company may, at its option, redeem some or all of the Securities of this series, in whole or in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a Redemption Price in cash equal to 100% of the principal amount of the Securities to be redeemed, plus (subject to Section 2.4 of the First Supplemental Indenture) accrued and unpaid interest on the Securities to be redeemed to, but excluding, the Redemption Date.
(b) The Company may at its option redeem the Securities, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event at a Redemption Price in cash equal to 100% of the principal amount of the Securities, plus (subject to Section 2.4 of the First Supplemental Indenture) accrued and unpaid interest on the Securities to, but excluding, the Redemption Date.
(c) The Company may at its option redeem the Securities, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event at a Redemption Price in cash equal to 102% of the principal amount of the Securities, plus (subject to Section 2.4 of the First Supplemental Indenture) accrued and unpaid interest on the Securities to, but excluding, the Redemption Date.
6. No Sinking Fund; Mandatory Redemption.
The Company is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Securities or to repurchase the Securities at the option of Holders.

7. Denominations; Transfer; Exchange.
Securities in denominations larger than $2,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.
The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be assessed for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register (as set forth in Section 3.05 of the Base Indenture), upon surrender of this Security for registration of transfer at the office or agency at the office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his, her or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
8. Person Deemed Owners.
The registered Holder of a Security may be treated as the owner of it for all purposes.
9. Amendment; Supplement; Waiver.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each affected series. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of each affected series, with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Outstanding Securities of any each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless (a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of not less than 33% in principal amount of the Outstanding Securities of this series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture, (c) such Holder or Holders shall have offered to the Trustee security and/or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or of the Holders of Outstanding Securities of any other series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
10. Event of Default; Defeasance.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture.
11. Authentication.
This Security may be signed by the Company by manual or by pdf or other electronically-imaged (including, without limitation, DocuSign or Adobe Sign) signature and this Security so executed shall be deemed to have been duly and validly executed and be valid and effective as a manually executed Security. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or by pdf or other electronically-imaged (including, without limitation, DocuSign or Adobe Sign) signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
12. Abbreviations and Defined Terms.
Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
13. CUSIP Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

14. Redemption Procedures; Redemption Price.
Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed. Once notice of redemption is sent, the Securities of this series called for redemption will become due and payable on the Redemption Date at the applicable Redemption Price, plus, subject to the terms described in Section 2.4 of the First Supplemental Indenture, accrued and unpaid interest to, but excluding, the Redemption Date, and will be paid upon surrender thereof for redemption, unless (a) the notice of redemption provides that such redemption shall be subject to the condition described in the next succeeding paragraph and (b) such redemption shall have been canceled in accordance with the provisions of the next succeeding paragraph because such condition shall not have been satisfied. If only part of a Security of this series is redeemed, the Trustee will issue in the name of the Holder hereof and deliver to such Holder a new Security of this series in a principal amount equal to the unredeemed portion of the principal of the Security of this series surrendered for redemption. If the Company elects to redeem all or a portion of the Securities of this series, then, unless otherwise provided in such notice of redemption as described in the next succeeding paragraph, the redemption will not be conditional upon receipt by the Paying Agent or the Trustee of monies sufficient to pay the Redemption Price.
If, at the time a notice of redemption is given, (i) the Company has not effected satisfaction and discharge or Defeasance of the Securities of this series pursuant to Section 4.01 or Section 14.02, respectively, of the Indenture and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or Defeasance of the Securities of this series, then, if the notice of redemption so provides and at the Company’s option, the redemption may be subject to the condition that the Company shall have delivered or caused to be delivered to the Trustee, on or before the applicable Redemption Date, monies in an amount sufficient to pay the Redemption Price and accrued and unpaid interest on the Securities of this series called for redemption to, but excluding, the Redemption Date. If monies in such amount are not delivered to the Trustee on or before such Redemption Date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Company shall not be required to redeem the Securities of this series called for redemption on such Redemption Date. In the event that a redemption is canceled, the Company will, not later than the Business Day immediately following the proposed Redemption Date, deliver, or cause to be delivered, notice of such cancellation to the Holders of the Securities of this series called for redemption (which notice will also indicate that any Securities of this series or portions thereof surrendered for redemption shall be returned to the applicable Holders), and the Company will direct the Trustee to, and the Trustee will, promptly return any Securities of this series or portions thereof that have been surrendered for redemption to the applicable Holders.
Unless the Company defaults in payment of the Redemption Price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the Redemption Date interest will cease to accrue on the notes or portions thereof called for redemption.
If less than all of the Securities of this series are to be redeemed on any Redemption Date, the particular Securities of this series (or portions thereof) to be redeemed shall be redeemed by lot or, in the case of the Securities of this series in book-entry form represented by one or more Global Notes, by such method of selection as may be required or permitted by the Depositary.
In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
15. Absolute Obligation.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest on this Security at the times, place and rate, and in the money, herein prescribed.
16. No Recourse.
No director, officer, employee, limited partner or member, as such, of the Company or the General Partner shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status. Each Holder, by accepting the Securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
17. Governing Law.
This Security shall be construed in accordance with and governed by the laws of the State of New York.
18. Subordination.
The indebtedness represented by the Securities of this series is, to the extent and in a manner set forth in the Indenture, expressly subordinated in right of payment to the prior payment in full of all existing and future Senior Debt, and this Security is issued subject to such provisions, and each Holder of this Security, by acceptance thereof, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustee his, her or its attorney-in-fact, as the case may be, for any and all such purposes.
19. Tax Treatment.
The Holder (and beneficial owner of this Security), by accepting this Security, is deemed to have agreed that such Holder (or beneficial owner of this Security) intends that the Security constitute indebtedness of the Company and will treat the Security as indebtedness of the Company for U.S. federal, state and local income tax purposes.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -
(Cust.)
TEN ENT - as tenants by entireties	Custodian for:
(Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)
Additional abbreviations may also be used though not in the above list.
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
Please print or type name and address including postal zip code of assignee:
the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated Registered Holder
SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY*
The following increases or decreases in this Global Security have been made:

Date of Decrease or Decrease in Principal Amount of this Global Security	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Depositary

* To be included in a Book-Entry Note.